UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021 (December 2, 2021)

Allied Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56002	33-1227173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 St. Paul St., Suite 201, Kelowna, BC Canada	V1Y 9N2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (877) 255-4337

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Commercial Officer

Effective December 2, 2021 Allied Corp announced the appointment of Jay McMillan as Chief Commercial Officer (Consumer Packaged Goods) for Allied.

Mr. McMillan’s role will be to lead the consumer packaged goods vertical for Allied and focus on national level sales and distribution with additional leadership overseeing the manufacturing supply chain of all retail ready products.

Mr. McMillan is an accomplished corporate development and M&A executive with a passion for product innovation. Leveraging 25 years of international markets experience, Jay has an extensive background in new market development and strategic engagements with Fortune 500 organizations in consumer packaged goods, technology, and consumer electronics industries. Mr. McMillan’s most recent role was as Chief Development Officer with HEXO Corp, a leading Licensed Producer in Canada, where he played a pivotal role over the last 6.5 years in helping to grow HEXO to a top 3 licensed producer by market share. There he headed up identifying Strategic Business Development opportunities for M&A, joint ventures and key partnerships in addition to being responsible for R&D, innovation and commercialization. The expanding cannabis market continues to be where Mr. McMillan focuses as a Principle with UberGreen, a cannabis consulting firm focused on growth strategies, market consolidation and product development.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Corp. (Registrant)

Dated: December 6, 2021	By:	/s/ Calum Hughes
Chief Executive Officer

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